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                                                                  Exhibit 10.1.5

               VINA TECHNOLOGIES, INC. 2000 STOCK INCENTIVE PLAN:
                         FORM OF STOCK OPTION AGREEMENT

     You have been granted an Option to purchase shares of common stock of VINA Technologies, Inc., a Delaware corporation ("VINA Technologies"). The terms and conditions of the Option are set forth in this cover sheet, in the attachment and in the 2000 Stock Incentive Plan of VINA Technologies, Inc. (the "Plan").

Name of Optionee:                        __________________

Total Number of Shares Granted:          _____________

Type of Option:                          [ ] Incentive Stock Option

                                         [ ] Nonstatutory Stock Option

Exercise Price Per Share:                $_________

Date of Grant:                           ____________________

[Date Exercisable:                       This Option may be exercised, in whole or in part, for [100%
                                         of] the Shares subject to this Option at any time after the
                                         Date of Grant.]

Vesting Start Date:                      ____________________

Vesting Schedule:                        This Option vests over a ___-[year] period as follows:  No part of your Option will vest until you have performed [12]
                                         months of Service from the Vesting Start Date. [Twenty five percent (25%)] of your Option vests when you complete twelve months of Service from the Vesting Start Date; the balance of your Option will vest with respect to an additional
                                         [1/48] of the Shares subject to the Option for each full
                                         month of Service thereafter (rounded to the nearest whole
                                         share).

Expiration Date:                         _____________________

By your signature and the signature of VINA Technologies' representative below, you and VINA Technologies agree that this Option is granted under and governed by the terms and conditions described in the attachment and in the Plan.

OPTIONEE:                               VINA TECHNOLOGIES, INC.

                                        By:
------------------------------             -------------------------------------

                                        Title:
------------------------------                ----------------------------------
Print Name


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               VINA TECHNOLOGIES, INC. 2000 STOCK INCENTIVE PLAN:
                             STOCK OPTION AGREEMENT

TAX TREATMENT       This Option is intended to be an incentive stock option
                    under section 422 of the Internal Revenue Code or a nonstatutory option, as provided in the cover sheet of this Agreement.

VESTING Your Option vests in installments, as provided in the cover sheet of this Agreement. After your Service has terminated for any reason, vesting of your Option immediately stops.

                    In addition, the entire Option vests in the event that VINA Technologies is subject to a "Change in Control" (as defined in the Plan).

TERM Your Option will expire in any event at the close of business at VINA Technologies headquarters on the day before the 10th anniversary of the Date of Grant shown on the cover sheet (fifth anniversary for a 10% owner). It will expire earlier if your VINA Technologies service terminates, as described below.

REGULAR             If your service as an employee, director, consultant or
TERMINATION         advisor of VINA Technologies (or any subsidiary) terminates for any reason except death or total and permanent disability, then your Option will expire at the close of business at VINA Technologies headquarters on the 90th day after your termination date. If your Option is an ISO, it must be exercised within 90 days after termination of your service as an employee in order to retain its ISO status.
                    Otherwise, it will be treated as a nonstatutory Option.

                    VINA Technologies determines when your service terminates for this purpose.

DEATH If you die as an employee, director, consultant or advisor of VINA Technologies or one of its subsidiaries, then your Option will expire at the close of business at VINA Technologies headquarters on the date six months after the date of death. During that six-month period, your estate or heirs may exercise your Option.

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DISABILITY          If your service as an employee, director, consultant
                    or advisor of VINA Technologies (or any subsidiary) terminates because of your total and permanent disability, then your Option will expire at the close of business at VINA Technologies headquarters on the date six months after your termination date.

                    "Total and permanent disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months.

LEAVES OF ABSENCE   For purposes of this Option, your service
                    does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence that was approved by VINA Technologies in writing. However, your service will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract. Your service terminates in any event when the approved leave ends, unless you immediately return to active work.

                    VINA Technologies determines which leaves count for this purpose.

RESTRICTIONS ON     VINA Technologies will not permit you to exercise this
EXERCISE            Option if the issuance of shares at that time would violate any law or regulation.

NOTICE OF           When you wish to exercise this Option, you must notify VINA
EXERCISE            Technologies by submitting the "Notice of Exercise" form
                    provided by VINA Technologies to the address given on the form. Facsimiles are not acceptable. Your notice must specify how many shares you wish to purchase and how your shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by VINA Technologies.

                    If someone else wants to exercise this Option after your death, that person must prove to VINA Technologies' satisfaction that he or she is entitled to do so.

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FORM OF PAYMENT     When you submit your notice of exercise, you must
                    include payment of the Option price for the shares you are purchasing. Payment may be made in one (or a combination of two or more) of the following forms:

                    o Your personal check, a cashier's check or a money order.

                    o Irrevocable directions to a securities broker approved by VINA Technologies to sell your Option shares and to deliver all or a portion of the sale proceeds to VINA Technologies in payment of the Option price. The directions must be given by signing a special "Notice of Exercise" form provided by VINA Technologies. The balance of the sale proceeds, if any, will be delivered to you.

                    o Irrevocable directions to a securities broker approved by VINA Technologies to pledge your Option shares for a loan and to deliver all or a portion of the loan proceeds to VINA Technologies in payment of the Option price. (The balance of the loan proceeds, if any, will be delivered to you.) The directions must be given by signing a special "Notice of Exercise" form provided by VINA Technologies.

                    o Certificates for VINA Technologies stock that you have owned for at least six months, along with any forms needed to effect a transfer of the shares to VINA Technologies. The value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option price.

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[RIGHT OF           [You may exercise your Option before all of the Option
REPURCHASE]         shares have vested. The number of shares you buy over and
                    above your vested shares are "nonvested shares." They cannot be sold or otherwise transferred.

                    If your service as an employee, director, consultant or advisor of VINA Technologies or a subsidiary of VINA Technologies terminates for any reason (including death or total and permanent disability) while you are holding nonvested shares, VINA Technologies may buy those nonvested shares back from you at the exercise price you originally paid. If VINA Technologies wishes to exercise its right to repurchase the shares, it must give you (or your estate, in the case of death) written notice within 60 days after the termination of employment.

                    If VINA Technologies exercises its right to repurchase your nonvested shares, you (or your estate) must deliver the appropriate number of shares to VINA Technologies within 60 days after you receive VINA Technologies' notice. The stock certificate(s) must be fully endorsed or accompanied by a duly executed stock transfer power. You will receive a check for the exercise price you originally paid for the nonvested shares. If your nonvested shares are not delivered as required, then you will no longer have any rights with respect to the nonvested shares (including the right to vote or transfer the shares) and the nonvested shares will be deemed to have been repurchased by VINA Technologies.

                    The certificates for nonvested shares have stamped on them a special legend referring to VINA Technologies' right of repurchase. As your vesting percentage increases, you may request (at reasonable intervals) that VINA Technologies release to you a non-legended certificate for those vested shares.]

WITHHOLDING TAXES   You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding taxes that may be due as a result of the Option exercise.

RESTRICTIONS ON     By signing this Agreement, you agree not to sell any Option
RESALE              shares at a time when applicable laws or VINA Technologies policies prohibit a sale. This restriction will apply as long as you are an employee, director, consultant or advisor of VINA Technologies or a subsidiary of VINA Technologies.

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TRANSFER OF         Prior to your death, only you may exercise this Option. You
OPTION cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will or a written beneficiary designation. Such a designation must be filed with VINA Technologies on the proper form and will be recognized only if it is received at VINA Technologies headquarters before your death.

                    Regardless of any marital property settlement agreement, VINA Technologies is not obligated to honor a notice of exercise from your former spouse, nor is VINA Technologies obligated to recognize your former spouse's interest in your Option in any other way.

RETENTION           Rights Your Option or this Agreement do not give you
                    the right to be retained by VINA Technologies or its subsidiaries in any capacity. VINA Technologies and its subsidiaries reserve the right to terminate your service at any time, with or without cause.

STOCKHOLDER         You, or your estate or heirs, have no rights as a
RIGHTS              stockholder of VINA Technologies until a certificate for
                    your Option shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS         In the event of a stock split, stock dividend or a
                    similar change in VINA Technologies stock, the number of shares covered by this Option and the exercise price per share may be adjusted pursuant to the Plan.

APPLICABLE LAW      This Agreement will be interpreted and enforced under the
                    laws of the State of Delaware.


THE PLAN AND        The text of the VINA Technologies, Inc. 2000 Stock Incentive
OTHER               Plan is incorporated in this Agreement by reference. This
AGREEMENTS          Agreement and the Plan constitute the entire understanding between you and VINA Technologies regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

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         BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL
          OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.


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